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                                                                    Exhibit 10.7


                           FINGER LAKES BANCORP, INC.

                        SUPPLEMENTAL EXECUTIVE AGREEMENT


         WHEREAS, G. Thomas Bowers ("Executive") and Finger Lakes Bancorp, Inc. (the "Company") desire to enter into this Supplemental Executive Agreement ("Supplemental Agreement") to supplement the Employment Agreement entered into between the Executive and the Savings Bank of the Finger Lakes (the "Bank"), the wholly owned subsidiary of the Company, on January 1, 2001 (hereinafter referred to as the "Employment Agreement"); and

         WHEREAS, tax law provisions relating to "golden parachute payments" could have the effect of reducing the benefits otherwise provided to Executive under the Employment Agreement and the Executive's supplemental executive retirement plan as a result of a change in control of the Company or the Bank; and

         WHEREAS, the Board believes that this Supplemental Agreement is in the best interests of the Company and its shareholders and will provide the benefits intended to be provided to Executive in the event of a change in control of the Company or the Bank, without any reduction because of tax code "penalties" or excise taxes relating to a change in control; and

         WHEREAS, the Company and the Executive also desire to enter into this Supplemental Agreement for the purpose of providing further incentive to the Executive to achieve successful results in the management and operations of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto hereby agree as follows:

         1. In the event of a Change in Control (as defined in the Employment Agreement) of the Bank or the Company, the Executive shall be entitled to receive, pursuant to this Supplemental Agreement, an amount, payable by the Company, in addition to any compensation or benefits payable by the Company pursuant to Section 5 of the Employment Agreement, which amount shall equal the difference, if any, between (i) the amount that would be paid under the Employment Agreement pursuant to Section 5 thereof without regard to any reduction that may be required by reason of the second proviso of the first sentence of Section 5(c), and (ii) the amount that is actually paid under the terms of the Employment Agreement.

         2. In addition, in each calendar year that Executive is entitled to receive payments or benefits under the provisions of the Employment Agreement and this Supplemental Agreement, the independent accountants of the Company shall determine if an excess parachute payment (as defined in Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code")) exists. Such determination shall be made after taking any reductions permitted pursuant to
Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute payment

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after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment". As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. Upon the Date of Termination following a Change in Control, the Company shall pay Executive, subject to applicable withholding requirements under applicable state or federal law an amount equal to:

                  (i) twenty (20) percent of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the Code), and

                  (ii) such additional amount (tax allowance) as may be necessary to compensate Executive for the payment by Executive of state and federal income and excise taxes on the payment provided under Clause (i) and on any payments under this Clause (ii). In computing such tax allowance, the payment to be made under Clause (i) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                                  Tax Rate
                                         GUP = ---------------
                                                 1- Tax Rate

                           The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate, including any applicable excise tax rate, applicable to the Executive in the year in which the payment under Clause (i) is made.

         3. Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Company's independent accountants shall determine the amount (the "Adjustment Amount") the Executive must pay to the Company or the Company must pay to the Executive in order to put the Executive (or the Company, as the case may be) in the same position as the Executive (or the Company, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent accountants shall take into account any and all taxes (including any penalties and interest) paid by or for Executive or refunded to Executive or for Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Company shall pay the Adjustment Amount to Executive or the Executive shall repay the Adjustment Amount to the Company, as the case may be. The purpose of this paragraph is to assure that (i) the Executive is not paid more as reimbursement for the golden parachute excise tax than it may ultimately be determined is necessary to make him whole, and (ii) if it is subsequently determined that additional golden parachute excise tax is owed by him,


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additional reimbursement payments will be made to him to make him whole for the additional excise tax.

         4. In each calendar year that Executive receives payments or benefits under the Employment Agreement, Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent accountants of the Company as described above. The Company shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, interest, fines and penalties) that Executive incurs as a result of so reporting such information. Executive shall promptly notify the Company in writing whenever the Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Supplemental Agreement is being reviewed or is in dispute. The Company shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this contract). The Executive shall cooperate fully with the Company in any such proceeding. The Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Company may have in connection therewith without prior consent to the Company.

         IN WITNESS WHEREOF, Finger Lakes Bancorp, Inc. has caused this Supplemental Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Supplemental Agreement as of the 6th day of November, 2001.


ATTEST:                                   FINGER LAKES BANCORP, INC.



/s/TERRY L. HAMMOND                       By: /s/JAMES E. HUNTER
------------------------------------          -------------------------------
Secretary                                     James E. Hunter
                                              Chairman, Salary and Personnel
                                              Committee



WITNESS:                                  EXECUTIVE



 /s/TYNA L. BORRELLI                       By: /s/G. THOMAS BOWERS
------------------------------------          -------------------------------



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